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                                                                     EXHIBIT 21

                                 SUBSIDIARIES

                                                          Percent Owned
                                      State of           by National Auto
Corporate Name                      Organization         Credit, Inc. (1)
- --------------                      ------------         ----------------
Agency Chrysler Plymouth, Inc.        Ohio                     100%
Agency Ford, Inc.                     Ohio                     100%
Agency Rent-A-Car, Ltd.               Canada                   100%
National Motors, Inc. (2)             Delaware                 100%
NAC, Inc.                             Delaware                 100%

All of the subsidiaries listed above are included in the consolidated financial statements of the Company. The Company also has various subsidiaries which, when considered in the aggregate, do not constitute a significant subsidiary.

(1) The automobile rentals segment operates under the name of Agency Rent-A-Car and Altra Auto Rental.

(2) Prior name was Agency Auto Sales, Inc.



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